UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 22, 2009
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.
On June 22, 2009, Hutchinson Technology Incorporated (the “Company”) terminated its Second Amended and Restated Loan Agreement (the “Credit Facility”), dated as of December 21, 2007, by and among the Company, its wholly-owned subsidiary Hutchinson Technology Asia, Inc. (“HTA”), and LaSalle Bank National Association (“LaSalle”). We amended the Credit Facility on February 1, 2008 by the Amendment to Second Amended and Restated Loan Agreement, by and among the Company, HTA, and LaSalle. We further amended the Credit Facility on November 5, 2008 by the Second Amendment to Second Amended and Restated Loan Agreement, by and among the Company, HTA, and Bank of America N.A. (“BofA”). BofA is the successor by merger to LaSalle and the Company has cash management accounts at BofA. The Credit Facility, as amended, had a maturity date of December 1, 2009. We terminated the Credit Facility because we did not intend to incur additional debt under it before its maturity date and we were uncertain as to our ability to comply with its financial covenants in future periods. The termination of the Credit Facility included the termination of all liens provided for therein. As of its termination, we had no outstanding loans under the Credit Facility.
For additional information regarding the Credit Facility, as amended, see Exhibit 10 to the Company’s Current Report on Form 8-K filed December 28, 2007, Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, and Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008.
The Company did not incur any penalties associated with the termination of the Credit Facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: June 26, 2009	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer